Exhibit 99.2

FOR IMMEDIATE RELEASE

INTRICON COMPLETES DIVESTITURE OF SECURITY, CERTAIN MICROPHONE
AND RECEIVERS BUSINESSES

Sierra Peaks Corporation of New Mexico Acquires IntriCon Tibbetts

ARDEN HILLS, Minn. — January 28, 2014—IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of miniature and micro-miniature body-worn devices, today announced that it has completed the previously announced divestiture of Camden, Maine-based, IntriCon Tibbetts and its associated security, certain microphone and receivers businesses. IntriCon sold the business to Sierra Peaks Corporation, an Albuquerque, New Mexico-based corporation. The sale of security, certain microphone and receivers businesses, closed on January 27, 2014, and marks the final milestone in the global strategic restructuring plan announced by the company in June 2013. Financial terms of the deal were not disclosed.

“The conclusion of our global strategic restructuring plan will allow us to accelerate the company's future growth by our focusing resources on the highest potential growth areas: medical biotelemetry and value hearing health,” said Mark S. Gorder, president and chief executive officer at IntriCon. “We are very pleased to have found excellent ownership to take over IntriCon Tibbetts and retain many of our skilled and dedicated employees.”

IntriCon had previously disclosed its plan to divest the securities, certain microphone and receivers businesses, and results of operations for the businesses have been reported in discontinued operations since the second quarter of 2013.

Said John Rockwell, President of Sierra Peaks Corporation, “Sierra Peaks Corporation is the established leader in designing, developing and manufacturing high-quality customized systems. The acquisition of IntriCon Tibbetts provides a multitude of synergies for our existing business as we look to further broaden our engineering, technical skills and manufacturing capabilities. We intend to serve the loyal customer base of IntriCon Tibbetts, while expanding our reach and product offerings.”

IntriCon Corporation

January 28, 2014

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About Sierra Peaks Corporation
Based in Albuquerque, New Mexico, Sierra Peaks Corporation is an agile, common sense, engineering, design, prototyping and manufacturing company. Sierra Peaks has over 40 years of experience in designing and building hundreds of custom systems for the government and commercial industry, including the aerospace and automation industries.

About IntriCon Corporation
Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn devices. These advanced products help medical, healthcare and professional communications companies meet the rising demand for smaller, more intelligent and better connected devices. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Global Market. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2012. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts

At IntriCon: Scott Longval, CFO 651-604-9526 slongval@intricon.com	At PadillaCRT: Matt Sullivan 612-455-1700 matt.sullivan@padillacrt.com

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